SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event report)  November 13, 1997
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                       Lundgren Bros. Construction, Inc.
               (Exact name of registrant as specified in charter)



Minnesota                         33-58934                       41-0970679
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(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)



935 East Wayzata Boulevard, Wayzata, Minnesota        55391
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(Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code (612) 473-1231



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(Former name or former address, if changed since last report.)


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Item 4. Changes in Registrant's Certifying Accountant.

         As previously reported on Form 8-K, on October 9, 1997, the Registrant dismissed Coopers & Lybrand L.L.P. as its accountant. Coopers & Lybrand L.L.P. was the independent accountant who was engaged as principal accountant to audit the Registrant's financial statements for the Registrant's two most recent completed fiscal years. On November 13, 1997, the Registrant retained Deloitte & Touche LLP as its independent auditors to audit the Registrant's financial statements for the year ending December 31, 1997. The decision to change accountants was recommended and approved by the Board of Directors of the Registrant.

         During the Registrant's two most recent fiscal years and the subsequent interim period prior to the engagement of Deloitte & Touche LLP, the Registrant had not consulted with Deloitte & Touche LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or any matter that was the subject of a disagreement with Coopers & Lybrand L.L.P. (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a "reportable event" (as described in Item 304(a)(1)(v) of Regulation S-K).

         Deloitte & Touche LLP was provided an opportunity to review the above statements and provide a letter regarding such statements.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    LUNDGREN BROS. CONSTRUCTION, INC.



Dated: November 19, 1997            By: /s/Peter Pflaum
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                                        Peter Pflaum
                                        President